UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K filed on May 22, 2013 (the “Original Form 8-K”) relating to the 2013 Annual Meeting of Stockholders of Camco Financial Corporation (“Camco”) held on May 21, 2013. The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on executive compensation.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holder.

(d)	As previously reported in the Original Form 8-K, Camco held an advisory vote on the frequency of having an advisory vote on executive compensation. In light of the close results of the advisory vote and the other factors considered by Camco’s Board of Directors in recommending to the stockholders a frequency of once every three years, the Board of Directors determined that Camco will hold an advisory vote on the compensation of the named executive officers every three years until the next required advisory vote on the frequency of future non-binding advisory votes on executive compensation. Therefore, the next advisory vote on executive compensation will occur at the annual meeting of the stockholders to be held in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston Chief Executive Officer

Date: July 30, 2013